Exhibit 10.8

AMENDMENT NUMBER THREE

WHEREAS, the parties listed herein known respectively as CHEROKEE EQUITIES CORPORATION as Landlord and BANCCOMPLIANCE GROUP, LLC., a Tennessee Limited Liability Company and Constance and David Edwards, personally as Tenant entered into a Lease Agreement dated October 17, 2005, for commercial real estate property (“the Premises”) located at Suite A 102 in Premier Professional Office Park, located at 256 Seaboard Lane, Franklin, Tennessee 37067, and

WHEREAS, the parties amended said Lease by Amendment Number One dated October 30, 2008, and Amendment Number Two, dated May 1, 2010

WHEREAS, the parties desire to renew said Lease by virtue of this Amendment Number Three, and have mutually agreed to the following terms

1.	Term: The Term of this renewal period shall be one (1) year and six (6) months commencing on the first day of November, 2011 and ending on April 30, 2013.

2.	Rental: The monthly rental for the renewal period shall be $2,300.00 payable without demand or further notice on the first day of each month.

3.	Landlord will have the carpet cleaned

All other terms and conditions of the original Lease and Amendment Number One, with exception of monthly rental, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate on the date as noted below

LANDLORD: Cherokee Equities Corporation		TENANT: BancCompliance Group, Inc.
By:	The Stanton Group, Inc. Agent

	Debra C. Viol, President and Agent for Cherokee Equities Corporation	Constance E. Edwards, President

Date:	5/2/12	Date:	4/17/12

Witness:		Witness;